UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2021

IMMUNOVANT, INC.
(Exact name of Registrant as specified in its Charter)

Delaware		001-38906	83-2771572
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street
New York,	NY		10018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 14, 2021, Renee Barnett was appointed the Chief Financial Officer of Immunovant, Inc. effective October 4, 2021, or the Start Date. In such position, Ms. Barnett will serve as our principal financial and accounting officer.

There is no arrangement or understanding between Ms. Barnett and any other person pursuant to which she was selected as an officer, and there is no family relationship between Ms. Barnett and any of our other directors or executive officers. Ms. Barnett is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

Ms. Barnett, age 42, has served as Chief Integration Officer at AbleTo, Inc., a technology-enabled healthcare service provider focused on virtual delivery of behavioral healthcare, since February 2021. From March 2018 to February 2021, she was AbleTo’s Senior Vice President, Operations and from June 2015 to February 2018, she was Vice President, Finance & Human Resources and Acting Chief Financial Officer. Ms. Barnett has previously served in various finance and business roles at Eli Lilly from 2001 to 2015. Ms. Barnett earned a B.A. in Physics from Depauw University and an M.B.A. from Harvard Business School.

On September 14, 2021, we entered into an employment agreement with Ms. Barnett. The agreement provides for an annual base salary of $400,000 and a signing bonus of $500,000 and 59,500 restricted stock units, or the RSU Bonus Grant, to compensate foregone vesting and compensation at Ms. Barnett’s prior employer. The RSU Bonus Grant will be granted on the Start Date and will fully vest on January 1, 2022. Ms. Barnett is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 40% of her base salary. Ms. Barnett will also be granted on October 15, 2021 options under our 2019 Equity Incentive Plan to purchase 333,000 shares of our common stock, or the Option Award, and restricted stock units for 143,000 shares of our common stock, or the RSU Grant. The Option Award and the RSU Grant will vest over a period of four years, with 25% vesting on the one-year anniversary of the Start Date and the balance vesting thereafter in a series of 12 successive equal installments on the quarterly anniversary of the Start Date; provided, Ms. Barnett is providing service to us on each vesting date.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Election of Series A Preferred Stock Directors

Effective September 9, 2021, each of Frank M. Torti, M.D., Andrew Fromkin, Atul Pande, M.D. and Eric Venker, M.D. were elected as Series A preferred stock directors of Immunovant, each to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. Drs. Torti’s, Pande’s and Venker’s and Mr. Fromkin’s biography and director compensation are included in Immunovant’s definitive proxy statement for our 2021 Annual Meeting of Stockholders, or the Annual Meeting, which was filed with the Securities and Exchange Commission, or the SEC, on August 12, 2021, or the Proxy Statement, in the sections titled “Proposal No. 1 Election of Directors” and “Director Compensation” and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2021, we held our Annual Meeting. There were 87,248,915 shares of common stock and Series A preferred stock represented at the Annual Meeting by valid proxies or voted at the Annual Meeting, which was approximately 89% of the shares of common stock and Series A preferred stock entitled to vote at the Annual Meeting. At the Annual Meeting, Immunovant’s stockholders voted on the four proposals set forth below. A more detailed description of each proposal is set forth in Immunovant’s Proxy Statement.

Proposal 1 – Election of Directors

Peter Salzmann, M.D., M.B.A., Douglas Hughes and George Migausky were each elected to serve as a member of Immunovant’s Board of Directors, or the Board, until the 2022 Annual Meeting of Stockholders and until his successor is duly elected or until his earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Salzmann, M.D., M.B.A.	74,019,297	8,730,803	4,498,815
Douglas Hughes	68,253,664	14,496,436	4,498,815
George Migausky	67,579,881	15,170,219	4,498,815

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as Immunovant’s independent registered public accounting firm for the year ending March 31, 2022, by the following votes:

Votes For	Votes Against	Votes Abstain
87,008,104	66,081	174,730

Proposal 3 – Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of Immunovant’s Named Executive Officers

The stockholders approved, on a non-binding advisory basis, to hold future non-binding advisory votes to approve the compensation of Immunovant’s named executive officers every year by the following votes:

One Year	Two Years	Three Years	Votes Abstain	Broker Non-Votes
82,541,598	10,663	44,537	153,302	4,498,815

In light of this result, the Board determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at Immunovant’s 2022 Annual Meeting of Stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, Immunovant will hold the next non-binding, advisory vote on the frequency of holding a non-binding, advisory vote on Immunovant’s executive compensation no later than its 2027 Annual Meeting of Stockholders.

Proposal 4 – Repricing of Certain Outstanding Stock Options

The stockholders approved the repricing of certain outstanding stock options granted under Immunovant’s 2019 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
62,227,944	20,375,831	146,325	4,498,815

Item 7.01 Regulation FD Disclosure.

On September 15, 2021, we issued a press release announcing the appointment of Ms. Barnett as our new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 15, 2021, we will utilize slides to make a presentation regarding our business at the Baird 2021 Global Healthcare Conference. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by Immunovant, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Renee Barnett, dated as of September 14, 2021.
99.1	Press Release, dated September 15, 2021.
99.2	Presentation, dated September 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVANT, INC.

	By:	/s/ Peter Salzmann, M.D.
Peter Salzmann, M.D.
Chief Executive Officer
Date: September 15, 2021